UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:	August 3, 2011
(Date of earliest event reported)	(August 3, 2011)

Multimedia Games Holding Company, Inc.
(Exact name of Registrant as Specified in its Charter)

000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 3, 2011, MGAM Systems, Inc., a Delaware corporation, and Multimedia Games, Inc., a Delaware corporation (the “Borrowers”), direct, wholly-owned subsidiaries of Multimedia Games Holding Company, Inc. (the “Registrant”), and the lenders party thereto, Comerica Bank, as administrative agent and lead arranger, and Wells Fargo Bank, N.A., as syndication agent, entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”).  The Amended and Restated Credit Agreement provides that the Borrowers’ obligations under the Amended and Restated Credit Agreement are guaranteed by the Registrant and the other guarantors thereto (together with the Registrant, the “Guarantors”) and are secured by substantially all of the property and assets of the Borrower and the Guarantors, subject to certain exceptions.

The Amended and Restated Credit Agreement provides for a $74 million loan, consisting of three facilities: (1) an approximately $20.6 million revolving credit facility priced at 225 basis points over LIBOR, (2) a $37 million term loan priced at 300 basis points over LIBOR, and (3) an approximately $16.4 million draw-to term loan with a 30-month draw period priced at 300 basis points over LIBOR.  All loans are scheduled to mature on August 3, 2016.  The pricing of the revolving, term loan and draw-to facilities may increase to 275, 350 and 350 basis points, respectively, depending on the total leverage and fixed charge coverage ratios of the Registrant.

The term loan is amortized on a straight line basis over a ten year period, payable in equal quarterly installments of $925,000.  The revolving credit facility and the draw-to term loan provide the Company the ability to finance development and placement agreements, acquisitions, and working capital for general corporate purposes.  At closing, $37 million of the term loan remained outstanding under the Amended and Restated Credit Agreement, approximately $6.9 million was  outstanding on the revolving credit facility and no amounts were outstanding on the draw-to term loan.  The Company’s total indebtedness remains unchanged after giving effect to the closing.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this report by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On August 3, 2011, the Company issued a press release announcing the execution of the Amended and Restated Credit Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including the information set forth in Exhibit 99.1, shall neither be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement by and among Multimedia Games, Inc., MGAM Systems, Inc., Comerica Bank, in its capacity as administrative agent and lead arranger, and Wells Fargo Bank, N.A., as syndication agent, dated as of August 3, 2011.

10.2	Amended and Restated Guaranty by MegaBingo International, LLC, Multimedia Games Holding Company, Inc., and MGAM Technologies, LLC, dated as of August 3, 2011.
10.3	Amended and Restated Security Agreement by and among Multimedia Games, Inc., MGAM Systems, Inc., and Comerica Bank, dated as of August 3, 2011.
99.1	Press Release of Multimedia Games Holding Company, Inc., dated August 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES HOLDING COMPANY, INC.

Dated: August 3, 2011	By:	/s/ Uri L. Clinton
Uri L. Clinton
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement by and among Multimedia Games, Inc., MGAM Systems, Inc., Comerica Bank, in its capacity as administrative agent and lead arranger, and Wells Fargo Bank, N.A., as syndication agent, dated as of August 3, 2011.

10.2	Amended and Restated Guaranty by MegaBingo International, LLC, Multimedia Games Holding Company, Inc., and MGAM Technologies, LLC, dated as of August 3, 2011.
10.3	Amended and Restated Security Agreement by and among Multimedia Games, Inc., MGAM Systems, Inc., and Comerica Bank, dated as of August 3, 2011.
99.1	Press Release of Multimedia Games Holding Company, Inc., dated August 3, 2011.